SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2019

Hammer Fiber Optics Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-1539680	98-1032170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
15 Corporate Place South, Piscataway, New Jersey 08854 (844) 413-2600

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Closed joint venture and stock purchase agreement

On January 1, 2019 Hammer Wireless Corporation, a wholly-owned subsidiary of Hammer Fiber Optic Holdings Corp, (the “Company”) closed on the previous announced transaction with Wikibuli Inc. As part of the agreement Hammer Wireless will acquire an equity interest in Wikibuli in exchange for cash and common stock for the purposes of operating a joint venture that will provide telecommunication services to the country of Dominica. The details of the transaction were disclosed in a Current Form 8-K on December 21, 2018.  Erik Levitt and Kristen Vasicek, the Company’s CEO and COO respectively, will join the Board of the Directors of Wikibuli as part of the transaction.

Wikibuli suspended service in 2013 due to severe weather-related damage to its infrastructure. Under this joint venture the new infrastructure will be owned by Wikibuli and operated by Hammer and its subsidiaries as part of the Company’s Mobile Network Service Provider (MNSP) program. The planned network, powered by Hammer’s proprietary Air (TM) technology, will be designed to provide high speed fixed wireless services, mobility, WiFi and will incorporate Smart City capabilities.

The foregoing describes certain material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Agreement that is filed as Exhibit 10.1 this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

The shares to be issued under the Stock Purchase Agreements will be issued in private placements in reliance upon the exemption from the registration requirements set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The information disclosed under Item 2.01 is incorporated into this Item 3.02 in its entirety.

Item 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.Description

10.1*Joint Venture and Purchase Agreement, dated December 19, 2018, by and among Hammer Wireless and Wikibuli, Inc.

99.1Press Release Hammer Fiber Optics Holdings Corp and Wikibuli Close Transaction to Provide Service in Dominica

*previously disclosed in a Current Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings, Corp.

Dated: January 6, 2019

   /s/ Erik B. Levitt

By: Erik B. Levitt

Its: CEO